IMS Funds 485BPOS

Exhibit 99.(i)(7)

October 28, 2021

360 Funds

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the IMS Capital Value Fund and IMS Strategic Income Fund, each a series portfolio of the 360 Funds (the “Trust”) that is included in Post-Effective Amendment No. 161 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-123290), and Amendment No. 162 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21726), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 629-9482 or bjhowell@strausstroy.com.

Very truly yours,

/s/ Bo J. Howell
On behalf of Strauss Troy Co., LPA

GREATER CINCINNATI     STRAUSS TROY CO., LPA     NORTHERN KENTUCKY

150 East Fourth Street   |   Cincinnati, OH 45202-4018   |   strausstroy.com   |   P 513.621.2120   |   F 513.241.8259